Exhibit 13.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT

CERTIFICATION

In connection with this annual report of Eksportfinans ASA (the Company) on Form 20-F for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Geir Bergvoll, the Chief Executive Officer of the Company, certify pursuant to 18 U.S.C., section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated April 25, 2017
/s/ Geir Bergvoll
Geir Bergvoll
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.